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                                  EXHIBIT 32.2

            SECTION 1350 CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER


        In connection with the Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2004 of Arrow International, Inc., a Pennsylvania corporation (the "Company"), as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Frederick J. Hirt, the Vice President of Finance and Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge and based upon a review of the Report, that:

        (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and periods presented as required by such Report.

This certification is based upon, among other things, my responsibilities as Chief Financial Officer of the Company, my own due diligence and representations made by certain other members of the Company's senior management.



                              /s/ Frederick J. Hirt
                              --------------------------------------------------
                              Frederick J. Hirt
                              Chief Financial Officer and Vice President of Finance
                              (Principal Financial Officer and Chief Accounting Officer)

                              July 15, 2004





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